Exhibit 10.17

Shanghai Pudong Development Bank

Liquid Capital Loan Contract

(Contract No. :  [●])

Loaner: Shanghai Pudong Development Bank (SPD Bank)

Address: 581 East Nanping Road, Nanan District

Borrower: Chongqing Penglin Food Co. Ltd.

Address: 30 Changjiangyi Road, Building No. 1, Unit 9-2, Yuzhong District, Chongqing City.

I.	Loan:

1.	Type: Liquid capital loan

2.	Purpose: purchase meat products

3.	Currency: RMB.

4.	Amount: ¥10,000,000

5.	Term: short term

6.	Period: 12 months from the actual withdrawal date.

7.	Withdrawal period: March 24, 2017 to March 24, 2018; first withdrawal should be before March 24, 2017

II.	Loan interest rate, interest calculation and interest settlement:

1.	Loan interest rate is calculated pursuant to

Fixed rate: Loan interest rate is calculated pursuant to the SPD Bank’s LPR.

2.	Loan Interest Rate shall be settled monthly on the 20th day of each month. The corresponding day of actual withdrawal date of each month is the interest payment date.

3.	If Borrower does not repay the loan on time, and does not cure the delay within 10 days, Borrower is deemed to be at default, and is subject to penalty interest, liquidated damages, and compound interest. Penalty interest is the loan interest plus 50bp.

4.	If the loan is used in violation of the purpose of this agreement, the penalty interest will be increased 100bp of the loan interest under this contract.

III.	Guarantee:

1.	The guarantee type for performance of this contract is guarantee and pledge.

Name of Guarantor and Pledge	Contract No.	Guarantee Type
Chongqing Xingnong financial guarantee Group Co. Ltd.		Guarantee and Pledge
Mingwen Wang		Guarantee
Zeshu Dai		Guarantee
Penglin Wang		Guarantee

IV.	Repayment of Loan Principal

1.	Borrower shall repay all the loan under this contract (RMB 10,000,000) no later than 12 months after the actual withdrawal date, and not later than March 24, 2018

2.	Borrower shall pay as liquidated damage an amount equal to 5% of the loan principal.

VII.	Miscellaneous:

1.	Any disputes arising from the performance of the contract shall be submitted to the court located in the place where Loaner resides.

2.	This contract comes into effect upon execution by legal representative of each party and stamped by both parties.

Loaner: /s/ Shanghai Pudong Development Bank (SPD Bank)

Borrower: /s/ Chongqing Penglin Food Co. Ltd.

Execution date: March 21, 2017

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